Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Cornerstone/HSNi Marissa Moschel 727-872-4924 Marissa.moschel@hsn.net
ALLIANCE DATA EXPANDS RELATIONSHIP WITH HSN, INC. TO PROVIDE NEW
BRANDED CREDIT CARD PROGRAMS FOR SELECT CORNERSTONE BRANDS

•	Alliance Data to deliver customized private label credit programs for five premium multichannel Cornerstone home and apparel brands
•	New card programs to drive growth through relevant marketing and loyalty solutions that include a customized approach for each brand

DALLAS – June 3, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based Card Services business, a premier provider of branded private label, co-brand, and commercial credit programs, has signed a new multi-year agreement to provide private label credit card services for Cornerstone, a business unit of HSN, Inc. (Nasdaq:  HSNI).  HSNi is a $3.6 billion interactive multichannel retailer and parent company of long-time Alliance Data brand partner HSN.

Cornerstone is comprised of premier ecommerce home and apparel lifestyle retail brands. Alliance Data will develop loyalty-driven card programs for five of Cornerstone's seven multichannel brands -- Ballard Designs, Frontgate, Garnet Hill, Grandin Road and Improvements – each incorporating a tailored approach to engage and reward their unique customer base. Alliance Data will leverage its unmatched customer insights, analytics and tools to drive greater brand loyalty and sales for each brand.

"This new agreement with a number of our Cornerstone brands reflects the success of HSNi's long and valued partnership with Alliance Data, and is a testament to their proven track record of success with HSN," said Cornerstone President Jeff Kuster. "We're confident the branded credit and loyalty programs developed for the Cornerstone brands will provide an opportunity to strengthen brand loyalty and drive customer engagement."

"HSN is one of our most dynamic, innovative and engaged brand partners and we are looking forward to expanding our partnership within the HSNi family to deliver richer insights and more relevant customer connections to the Cornerstone brands portfolio," said Melisa Miller, president of Alliance Data's Card Services business. "The home and apparel retail sectors are areas of expertise and passion for Alliance Data, and we are confident our brand- and customer-centric marketing tools will help drive customer loyalty for these valued brand partners."

About Cornerstone
Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 325 million catalogs annually, operates seven separate digital sales sites and operates 11 retail and outlet stores.

About HSN, Inc.:
HSN, Inc. (Nasdaq:HSNI) is a $3.6 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®.

About Alliance Data's Card Services business
Alliance Data's Card Services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's Card Services business is a proud part of the Alliance Data enterprise. To learn more, visit www.alliancedataretail.com or follow us on Twitter @ADRetail.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 15,000 associates at approximately 100 locations worldwide.
Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant, the leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, Linked In and You Tube.
Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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